UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2011

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01. Other Events

mPhase Technologies, Inc. (“XDSL”) has entered into a Letter of Intent to acquire 81% of the Common Stock of Energy Innovative Products for a combination of restricted common stock and warrants. A closing of the transaction is expected in October of 2011. All of the common stock will be subject to a lock-up agreement prohibiting any sale for a minimum period of 12 months from the closing date.

Item 9.01. Financial Statements and Exhibits
Exhibit	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: July 29, 2011